UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2018 (February 25, 2018)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2018, Southwestern Energy Company (Southwestern) announced the appointment of Julian M. Bott as Executive Vice President and Chief Financial Officer of Southwestern effective as of March 5, 2018.  In connection with assuming his new role at Southwestern, on February 25, 2018, Mr. Bott resigned as a member of the Board of Directors (the Board) of EQT Midstream Services, LLC, the general partner (the EQM General Partner) of EQT Midstream Partners, LP (EQM), and as a member of the Audit Committee of the Board. Mr. Bott’s resignation is effective immediately.  Mr. Bott’s decision was not the result of any disagreement with EQM or the EQM General Partner on any matter relating to EQM’s or the EQM General Partner’s operations, policies or practices.

Also on February 26, 2018, Stephen A. Thorington was appointed as a director of the EQM General Partner.  Mr. Thorington will also serve as a member of the Audit Committee of the EQM General Partner.  Mr. Thorington has served as a director of EQT Corporation (NYSE: EQT) (EQT) and a director of EQT GP Services, LLC, the general partner (the EQGP General Partner) of EQT GP Holdings, LP (NYSE: EQGP), since September 2010 and April 2015, respectively.  He also serves as Chairman of the Audit Committees for each of EQT and the EQGP General Partner.  Mr. Thorington will receive the standard compensation amounts payable to non-employee directors of the EQM General Partner, as described in EQM’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC,
its general partner

Date: February 27, 2018	By:	/s/ Robert J. McNally
Name: Robert J. McNally
Title: Senior Vice President and Chief Financial Officer

Signature Page to Form 8-K (EQT Midstream Partners, LP)